NeuBase Therapeutics, Inc. 8-K

Exhibit 10.1

COMMON STOCK PURCHASE AGREEMENT

COMMON STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of July 12, 2019, by and among NeuBase Therapeutics, Inc., a Delaware corporation, with headquarters located at 700 Technology Drive, Pittsburgh, PA 15219 (“NeuBase”), and each of the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).

A.            WHEREAS, each Buyer wishes to purchase from NeuBase, and NeuBase wishes to sell, upon the terms and conditions stated in this Agreement, that aggregate number of shares of NeuBase’s common stock, par value $0.0001 per share (the “Common Stock”), set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers attached hereto (collectively, the “Common Shares”) for an aggregate purchase price as set forth on the Schedule of Buyers (provided that each Buyer and its Affiliates shall not be a “beneficial owner” of more than 9.99% of the Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act (as defined below)) immediately following the Closing), and NeuBase desires to sell the Common Shares to the Buyers, all on the terms and conditions set forth in this Agreement; and

B.            WHEREAS, in reliance upon the representations made by each of the Buyers and NeuBase in this Agreement, the transactions contemplated by this Agreement are such that the offer and sale of securities by NeuBase under this Agreement will be exempt from registration under applicable United States securities laws as a result of the transaction being contemplated hereby being undertaken pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”).

C.            NOW, THEREFORE, in consideration of the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, NeuBase and each Buyer hereby agree as follows:

1.             PURCHASE AND SALE OF COMMON SHARES.

(a)             Purchase of Common Shares. Subject to the satisfaction (or waiver) of the conditions set forth in Section 5 and Section 6 below, NeuBase shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from NeuBase on the Closing Date (as defined below), the number of Common Shares as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers attached hereto at a purchase price of $3.25 per Common Share (the “Closing”).

(b)             Closing. On the Closing Date (as defined below), upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, NeuBase agrees to sell, and each Buyer agrees to purchase, the number of Common Shares at the Purchase Price (as defined below) set forth opposite such Buyer’s name in columns (3) and (4), respectively, of the Schedule of Buyers attached hereto. The Closing shall occur on the second (2nd) Business Day following the day on which the last to be satisfied or waived of the conditions set forth in Section 5 and Section 6 shall be satisfied or waived in accordance with this Agreement (other than those conditions that by their terms are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the satisfaction or waiver of such conditions at the Closing), or on such other date as the parties may mutually agree in writing, but in no event earlier than July 12, 2019 (the “Closing Date”). For purposes of this Agreement, “Business Day” means any day, excluding Saturday, Sunday and any day which is a legal holiday in the City of New York or is a day on which banking institutions located in the City of New York are authorized or required by law or other governmental action to close.

(c)             Purchase Price. The purchase price for the Common Shares to be purchased by each Buyer pursuant to this Agreement shall be the amount set forth opposite such Buyer’s name in column (4) of the Schedule of Buyers attached hereto (each, a “Purchase Price”).

(d)             Section 4(a)(2). Assuming the accuracy of the representations and warranties of each Buyer and NeuBase set forth in Section 2 and Section 3, respectively, the parties acknowledge and agree that the purpose of such representations and warranties is, among other things, to ensure that the transaction contemplated hereby qualify as a sale of securities under Section 4(a)(2) of the 1933 Act.

(e)             Allocation of Purchase Price. NeuBase and each Buyer, as a result of arm’s length bargaining, agree that (I) none of the Buyers nor any of their Affiliates (as defined below) have rendered services to NeuBase in connection with this Agreement, and (II) except as otherwise required by a final “determination” within the meaning of Section 1313(a)(1) of the U.S. Internal Revenue Code of 1986, as amended, all tax returns and other information returns of each party relative to this Agreement, the Common Shares issued pursuant hereto shall consistently reflect the matters agreed to in clause (I) of this Section 1(e).

2.             BUYER’S REPRESENTATIONS AND WARRANTIES. Each Buyer, severally and not jointly, represents and warrants with respect to only itself to NeuBase that, as of the date hereof and as of the Closing Date:

(a)             No Public Sale or Distribution. Such Buyer is acquiring the Common Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Common Shares for any minimum or other specific term and reserves the right to dispose of the Common Shares at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Such Buyer is acquiring the Common Shares hereunder in the ordinary course of its business. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Common Shares. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(b)             Accredited Investor Status; No Disqualification Events. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. None of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the 1933 Act (“Disqualification Events”) are applicable to such Buyer or any of its Rule 506(d) Related Parties (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Such Buyer hereby agrees that it shall notify NeuBase promptly in writing in the event a Disqualification Event becomes applicable to such Buyer or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Section 2(b), “Rule 506(d) Related Party” shall mean a Person that is a beneficial owner of such Buyer’s securities for purposes of Rule 506(d) of the 1933 Act. Such Buyer is not, and has not been, for a period of at least three months prior to the date of this Agreement (a) an officer or director of NeuBase, (b) an “affiliate” of NeuBase (as defined in Rule 144) (an “Affiliate”), or (c) a “beneficial owner” of more than 10% of the NeuBase’s Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act).

(c)             Reliance on Exemptions. Such Buyer understands that the Common Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that NeuBase is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Common Shares.

(d)             Information. Such Buyer has been furnished with all materials relating to the business, finances and operations of NeuBase and materials relating to the transactions contemplated hereunder that have been requested by such Buyer. Such Buyer has been afforded the opportunity to ask questions of NeuBase. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its representatives shall modify, amend or affect such Buyer’s right to rely on NeuBase’s representations and warranties contained herein. Such Buyer acknowledges that all of the documents filed by NeuBase with the SEC under Sections 13(a), 14(a) or 15(d) of the 1934 Act that have been posted on the SEC’s EDGAR site are available to such Buyer, and such Buyer has not relied on any statement of NeuBase not contained in such documents in connection with such Buyer’s decision to enter into this Agreement and the transactions contemplated hereby.

(e)             Risk. Such Buyer understands that its investment in the Common Shares involves a high degree of risk. Such Buyer is able to bear the risk of an investment in the Common Shares, including, without limitation, the risk of total loss of its investment. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the transactions contemplated hereby. Such Buyer understands that there is no assurance that the Common Shares will continue to be quoted, traded or listed for trading or quotation on the Nasdaq Capital Market or on any other organized market or quotation system.

(f)             No Governmental Review. Such Buyer understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Common Shares or the fairness or suitability of the investment in the Common Shares nor have such authorities passed upon or endorsed the merits of the offering of the Common Shares.

(g)             Transfer or Resale. Such Buyer acknowledges and agrees that the Common Shares are “restricted securities” as defined in Rule 144 promulgated under the 1933 Act as in effect from time to time (or a successor rule thereto) (“Rule 144”) and must be held indefinitely unless they are subsequently registered under the 1933 Act or an exemption from such registration is available. Buyer has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about NeuBase, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

(h)             Authorization; Validity; Enforcement. Such Buyer has all requisite power and authority to enter into this Agreement and the other Transaction Documents (defined below) to which such Buyer is a party, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement and the other Transaction Documents to which such Buyer is a party have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i)              Legends. Such Buyer understands that the certificates or other instruments representing the Common Shares and, until such time as the exchange or resale of the Common Shares have been registered under the 1933 Act, the Common Shares may bear a restrictive legend in the following form (and a stop-transfer order may be placed against transfer of such Common Shares):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER, IN A FORM REASONABLY ACCEPTABLE TO NEUBASE, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

In addition, if any Buyer is an affiliate of NeuBase, the Common Shares issued to such Buyer may bear a customary “affiliates” legend.

(j)              No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the other Transaction Documents to which such Buyer is a party and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

3.             REPRESENTATIONS AND WARRANTIES OF NEUBASE.

NeuBase represents and warrants to each of the Buyers that, as of the date hereof and as of the Closing Date, except as set forth on the Schedule of Exceptions attached hereto as Exhibit C (the “Disclosure Schedules”) (references to a “Schedule” in this Agreement shall be deemed to refer to a schedule contained in the Disclosure Schedules unless otherwise expressly provided):

(a)             Organization and Qualification. NeuBase and each controlled subsidiary of NeuBase (collectively, the “Subsidiaries”) is an entity duly organized and validly existing and in good standing under the laws of the state of Delaware, and has the requisite corporate power and authorization to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted. NeuBase is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of NeuBase, individually or taken as a whole, or on the transactions contemplated hereby or on the other Transaction Documents (as defined below) or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of NeuBase to perform any of its obligations under any of the Transaction Documents. NeuBase does not, directly or indirectly, own any of the capital stock or hold an equity or similar interest in any entity.

(b)             Authorization; Enforcement; Validity. NeuBase has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, that certain Registration Rights Agreement, by and among the parties hereto, dated on or about the date hereof (as may be amended, amended and restated, or supplemented from time to time), and each of the other agreements entered into by NeuBase in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Common Shares in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by NeuBase and the consummation by NeuBase of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Common Shares, have been duly authorized by NeuBase’s Board of Directors and (other than the filing of a Form D with the SEC and any other filings as may be required by any state securities agencies), no further filing, consent or authorization is required by NeuBase, its Board of Directors or its stockholders. This Agreement and the other Transaction Documents have been duly executed and delivered by NeuBase, and constitute the legal, valid and binding obligations of NeuBase, enforceable against NeuBase in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)             Issuance of Common Shares. The issuance of the Common Shares is duly authorized and, except as disclosed in Schedule 3(c), upon issuance in accordance with the terms of the Transaction Documents, the Common Shares shall be validly issued and free from all preemptive or similar rights (except for those which have been validly waived prior to the date hereof), taxes, liens and charges and other encumbrances with respect to the issue thereof and the Common Shares shall be fully paid and nonassessable with the holders being entitled to all rights accorded to a holder of NeuBase Common Stock. Assuming the accuracy of each of the representations and warranties set forth in Section 2 of this Agreement, the offer and issuance by NeuBase of the Common Shares is exempt from registration under the 1933 Act.

(d)             No Conflicts. Except as disclosed in Schedule 3(d), the execution, delivery and performance of the Transaction Documents by NeuBase and the consummation by NeuBase of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Shares) will not (i) result in a violation of NeuBase’s certificate of incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), or NeuBase’s bylaws, as amended and as in effect on the date hereof (the “Bylaws”), or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which NeuBase is a party, or (iii) result in a violation of any applicable law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations) applicable to NeuBase or by which any property or asset of NeuBase is bound or affected, except, in the case of clauses (ii) and (iii) above, as would not have or reasonably be expected to result in a Material Adverse Effect.

(e)             Consents. Except as disclosed in Schedule 3(e), NeuBase is not required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the filing of a Form D with the SEC and any other filings as may be required by any state securities agencies), any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which NeuBase is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date (or in the case of filings detailed above, will be made timely after the Closing Date).

(f)              Acknowledgment Regarding Buyer’s Purchase of Common Shares. NeuBase acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of NeuBase, (ii) an “affiliate” of NeuBase (as defined in Rule 144) or (iii) to the knowledge of NeuBase, a “beneficial owner” (as defined for purposes of Rule 13d-3 of the 1934 Act) of more than 10% of the NeuBase Common Stock. NeuBase further acknowledges that no Buyer is acting as a financial advisor or fiduciary of NeuBase (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Common Shares. NeuBase further represents to each Buyer that NeuBase’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by NeuBase and its representatives.

(g)             SEC Reports; Financial Statements. NeuBase has filed all reports, schedules, forms, statements and other documents required to be filed by NeuBase under the 1933 Act and the Securities Exchange Act of 1934, as amended (the “1934 Act”), including pursuant to Section 13(a) or 15(d) of the 1934 Act, for the two years preceding the date of this Agreement (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the 1933 Act and the 1934 Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of NeuBase included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Securities Exchange Commission (the “SEC”) with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of NeuBase and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. As of the date of this Agreement and as of the Closing Date, there are no outstanding or unresolved comments received from the staff of the SEC with respect to the SEC Reports, and to NeuBase’s knowledge, none of the SEC Reports is the subject of any ongoing SEC review or investigation.

(h)             Subsidiaries. All of the direct and indirect subsidiaries of NeuBase are set forth in the SEC Reports. The capital stock or other equity interests of each Subsidiary that are owned by NeuBase are owned by NeuBase free and clear of any liens, and all of the issued and outstanding shares of capital stock of each Subsidiary that is wholly-owned by NeuBase are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(i)              No General Solicitation; Placement Agent’s Fees. Neither NeuBase, nor its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Common Shares. NeuBase shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby. NeuBase shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim.

(j)              No Integrated Offering. Neither NeuBase, nor any of its affiliates, nor any Person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Common Shares under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Common Shares to require approval of stockholders of NeuBase for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of NeuBase are listed or designated for quotation. Neither NeuBase nor its affiliates nor any Person acting on their behalf will take any action or steps that would require registration of the issuance of any of the Common Shares under the 1933 Act or cause the offering of any of the Common Shares to be integrated with other offerings for purposes of any such applicable stockholder approval provisions.

(k)              Application of Takeover Protections; Rights Agreement. NeuBase and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its formation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, NeuBase’s issuance of the Common Shares and any Buyer’s ownership of the Common Shares. NeuBase and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of NeuBase Common Stock or a change in control of NeuBase.

(l)              Absence of Certain Changes. Except as disclosed in the SEC Reports or Schedule 3(l)(i), since March 31, 2019, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations, condition (financial or otherwise), results of operations or prospects of NeuBase. Except as disclosed in the SEC Reports or in Schedule 3(l)(ii), since March 31, 2019, NeuBase has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $350,000. NeuBase has not taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does NeuBase have any knowledge or reason to believe that any of its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. NeuBase is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Agreement, “Insolvent” means, with respect to any Person, (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total Indebtedness (as defined below), (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(m)            No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to NeuBase or its business, properties, prospects, operations or financial condition, that would be required to be disclosed by NeuBase under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by NeuBase of NeuBase Common Stock and which has not been publicly disclosed.

(n)             Conduct of Business; Regulatory Permits. NeuBase is not in violation of any term of or in default under the Certificate of Incorporation or the Bylaws. NeuBase is not in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to NeuBase, and NeuBase will not conduct its business in violation of any of the foregoing, except in all cases for possible violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. NeuBase possesses all certificates, authorizations and permits issued by the appropriate foreign, federal or state regulatory authorities necessary to conduct its business, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and NeuBase has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. Without limiting the generality of the foregoing, except as set forth in Schedule 3(n), NeuBase has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of Common Stock by the Nasdaq Capital Market (the “Principal Market”) in the foreseeable future.

(o)             Foreign Corrupt Practices. Neither NeuBase, nor any director, officer, agent, employee or other Person acting on behalf of NeuBase has, in the course of its actions for, or on behalf of, NeuBase (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(p)             Transactions with Affiliates. Except as set forth in Schedule 3(p), none of the officers, directors or employees of NeuBase is presently a party to any transaction with NeuBase (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of NeuBase, any corporation, partnership, trust or other Person in which any such officer, director, or employee has a substantial interest or is an employee, officer, director, trustee or partner.

(q)             Equity Capitalization. As of the date hereof, the authorized capital stock of NeuBase consists of (I) 250,000,000 shares of NeuBase Common Stock, of which as of the date hereof, 15,524,219 are issued and outstanding, 106,000 shares are issuable under outstanding options to purchase NeuBase Common Stock and 804,940 shares are issuable under outstanding warrants to purchase NeuBase Common Stock, and (II) 10,000,000 shares of preferred stock of NeuBase, none of which are issued or outstanding.

(r)              Indebtedness and Other Contracts. Except as disclosed in the SEC Reports or Schedule 3(r), NeuBase (i) is not a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would reasonably be expected to result in a Material Adverse Effect, or (ii) is not in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP, consistently applied during the periods involved) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, claim, lien, tax, right of first refusal, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, capital lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(s)             Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of NeuBase, threatened against or affecting NeuBase, the NeuBase Common Stock or any of NeuBase’s officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, except as set forth in the SEC Reports or Schedule 3(s). The litigation matters set forth in the SEC Reports or in Schedule 3(s) would not reasonably be expected to have a Material Adverse Effect.

(t)              Employee Relations. NeuBase is not a party to any collective bargaining agreement or employs any member of a union. NeuBase believes that its relations with its employees are good. No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of NeuBase has notified NeuBase that such officer intends to leave NeuBase or otherwise terminate such officer’s employment with NeuBase. No executive officer or other key employee of NeuBase is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject NeuBase to any liability with respect to any of the foregoing matters. NeuBase is in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(u)             Title. NeuBase has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it which is material to the business of NeuBase, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by NeuBase. Any real property and facilities held under lease by NeuBase is held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by NeuBase.

(v)             Intellectual Property Rights. NeuBase owns or possesses adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, original works of authorship, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct its business as now conducted. Except as set forth in Schedule 3(v)(i), none of NeuBase’s Intellectual Property Rights have expired, terminated or been abandoned, or are expected to expire, terminate or be abandoned, within three years from the date of this Agreement. NeuBase has no knowledge of any infringement by NeuBase of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of NeuBase, being threatened, against NeuBase regarding its Intellectual Property Rights. NeuBase is not aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. NeuBase has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property Rights that have been developed by NeuBase.

(w)            Environmental Laws. NeuBase (A) is in compliance with all Environmental Laws (as defined below), (B) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (C) is in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (A), (B) and (C), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(x)             Tax Status. NeuBase (i) has timely filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of NeuBase know of no basis for any such claim.

(y)            Investment Company Status. NeuBase is not, and upon consummation of the sale of the Common Shares, will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(z)             U.S. Real Property Holding Corporation. NeuBase is not, and has never been, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and NeuBase shall so certify upon any Buyer’s reasonable request.

(aa)           Shell Company Status. NeuBase is not, and has never been, an issuer identified in, or subject to, Rule 144(i)(1) of the 1933 Act.

(bb)          Compliance with Anti-Money Laundering Laws. The operations of NeuBase are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering laws, rules and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the United States Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, and the United States Money Laundering Control Act of 1986 (18 U.S.C. §§1956 and 1957), as amended, as well as the implementing rules and regulations promulgated thereunder, and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency or self-regulatory body (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving NeuBase with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of NeuBase, threatened.

(cc)           No Conflicts with Sanctions Laws. Neither NeuBase nor any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of NeuBase or any of its affiliates is, or is directly or indirectly owned or controlled by, a Person that is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Departments of State or Commerce and including, without limitation, the designation as a “Specially Designated National” or on the “Sectoral Sanctions Identifications List”, collectively “Blocked Persons”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant sanctions authority (collectively, “Sanctions Laws”); neither NeuBase, nor any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of NeuBase or its affiliates, is located, organized or resident in a country or territory that is the subject or target of a comprehensive embargo or Sanctions Laws prohibiting trade with the country or territory, including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); NeuBase maintains in effect and enforces policies and procedures reasonably designed to ensure compliance by NeuBase with applicable Sanctions Laws; neither NeuBase, nor any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of NeuBase or its affiliates, acting in any capacity in connection with the operations of NeuBase, conducts any business with or for the benefit of any Blocked Person or engages in making or receiving any contribution of funds, goods or services to, from or for the benefit of any Blocked Person, or deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked or subject to blocking pursuant to any applicable Sanctions Laws; no action of NeuBase in connection with (i) the execution, delivery and performance of this Agreement and the other Transaction Documents, (ii) the issuance and sale of the Common Shares, or (iii) the direct or indirect use of proceeds from the Common Shares or the consummation of any other transaction contemplated hereby or by the other Transaction Documents or the fulfillment of the terms hereof or thereof, will result in the proceeds of the transactions contemplated hereby and by the other Transaction Documents being used, or loaned, contributed or otherwise made available, directly or indirectly, to any joint venture partner or other person or entity, for the purpose of (i) unlawfully funding or facilitating any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions Laws, (ii) unlawfully funding or facilitating any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions Laws. From its inception, NeuBase has not knowingly engaged in and is not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions Laws or with any Sanctioned Country.

(dd)          Anti-Bribery. NeuBase has not made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law which violation is required to be disclosed. Neither NeuBase, nor any of its affiliates, nor any director, officer, agent, employee or other person associated with or acting on behalf of NeuBase, or any of its affiliates, has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee, to any employee or agent of a private entity with which NeuBase does or seeks to do business or to foreign or domestic political parties or campaigns, (iii) violated or is in violation of any provision of any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other similar law of any other jurisdiction in which NeuBase operates its business, including, in each case, the rules and regulations thereunder (the “Anti-Bribery Laws”), (iv) taken, is currently taking or will take any action in furtherance of an offer, payment, gift or anything else of value, directly or indirectly, to any person while knowing that all or some portion of the money or value will be offered, given or promised to anyone to improperly influence official action, to obtain or retain business or otherwise to secure any improper advantage or (v) otherwise made any offer, bribe, rebate, payoff, influence payment, unlawful kickback or other unlawful payment; NeuBase has instituted and has maintained, and will continue to maintain, policies and procedures reasonably designed to promote and achieve compliance with the laws referred to in (iii) above and with this representation and warranty; none of NeuBase, nor any of its affiliates will directly or indirectly use the proceeds of the convertible securities or lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other person or entity for the purpose of financing or facilitating any activity that would violate the laws and regulations referred to in (iii) above; there are, and have been, no allegations, investigations or inquiries with regard to a potential violation of any Anti-Bribery Laws by NeuBase, or its affiliates, or any of their respective current or former directors, officers, employees, stockholders, representatives or agents, or other persons acting or purporting to act on their behalf.

(ee)           No Disqualification Events. None of NeuBase, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of NeuBase participating in the offering hereunder, any beneficial owner of 20% or more of NeuBase’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with NeuBase in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any a Disqualification Event, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. NeuBase has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. NeuBase has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Buyers a copy of any disclosures provided thereunder.

(ff)            Disclosure. NeuBase confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning NeuBase, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents. NeuBase understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of NeuBase. All disclosure provided to the Buyers regarding NeuBase, its business and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of NeuBase is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All of the written information furnished after the date hereof by or on behalf of NeuBase to you pursuant to or in connection with this Agreement and the other Transaction Documents, taken as a whole, will be true and correct in all material respects as of the date on which such information is so provided and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading. No event or circumstance has occurred or information exists with respect to NeuBase or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by NeuBase but which has not been so publicly disclosed. NeuBase acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

(gg)          Disclosure Controls. NeuBase maintains systems of internal accounting controls designed to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. NeuBase is not aware of any material weaknesses in its internal control over financial reporting. To the knowledge of NeuBase and except as disclosed on Schedule 3(gg), since the date of the latest audited financial statements of NeuBase included within the SEC Reports, there has been no change in NeuBase’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, NeuBase’s internal control over financial reporting. Except as disclosed on Schedule 3(gg), NeuBase has established disclosure controls and procedures (as defined in 1934 Act Rules 13a-15 and 15d-15) for NeuBase and designed such disclosure controls and procedures to ensure that material information relating to NeuBase and the Subsidiaries is made known to the certifying officers by others within those entities, particularly during the period in which NeuBase’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, is being prepared. NeuBase’s certifying officers evaluated the effectiveness of NeuBase’s controls and procedures as of a date within 90 days prior to the filing date of the Annual Report on Form 10-K for the fiscal year most recently ended (such date, the “Evaluation Date”). NeuBase presented in its Annual Report on Form 10-K for the fiscal year most recently ended the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in NeuBase’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the 1933 Act) or, to NeuBase’s knowledge, in other factors that would significantly adversely affect NeuBase’s internal controls except as disclosed on Schedule 3(gg). To the knowledge of NeuBase, NeuBase’s “internal control over financial reporting” and “disclosure controls and procedures” (as such terms are defined under the 1934 Act) are effective at a reasonable assurance level.

4.             COVENANTS.

(a)             Commercially Reasonable Efforts. Each party shall use its commercially reasonable efforts timely to satisfy each of the covenants and the conditions to be satisfied by it as provided in Section 5 and Section 6 of this Agreement.

(b)             Compliance with Laws. Notwithstanding any other provision of the Transaction Documents, each Buyer covenants that the Common Shares may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the 1933 Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act, and in compliance with any applicable state and federal securities laws. In connection with any transfer of the Common Shares other than (i) pursuant to an effective registration statement or (ii) to NeuBase, NeuBase may require the transferor thereof to provide to NeuBase an opinion of counsel selected by the transferor and reasonably acceptable to NeuBase, the form and substance of which opinion shall be reasonably satisfactory to NeuBase, to the effect that such transfer does not require registration of such transferred Common Shares under the 1933 Act.

(c)             Removal of Legends. Subject to NeuBase’s right to request an opinion of counsel as set forth in Section 4(b), the legend set forth in Section 2(h) shall be removable and NeuBase shall issue or cause to be issued a certificate or book-entry evidence of ownership without such legend or any other legend (except for any “affiliates” legend as set forth in Section 2(h)) to the holder of the applicable Common Shares upon which it is stamped, if (i) such Common Shares are registered for resale and resold pursuant to an effective registration statement under the 1933 Act or (ii) such Common Shares are sold or transferred in compliance with Rule 144, including without limitation in compliance with the current public information requirements of Rule 144 if applicable to NeuBase at the time of such sale or transfer, and the holder and its broker have delivered customary documents reasonably requested by counsel to NeuBase in connection with such sale or transfer. Any fees (with respect to the counsel to NeuBase or otherwise) associated with the removal of such legend shall be borne by NeuBase.

(d)             Use of Proceeds. NeuBase shall use the proceeds from the sale of the Common Shares for working capital and general corporate purposes.

(e)             Fees. NeuBase and the Buyers shall each pay the fees and expenses of their respective advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party in connection with the negotiation, preparation, execution, delivery and performance of this Agreement.

(f)              Notice of Disqualification Events. NeuBase will notify the Buyers in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person, in each case of which it is aware.

5.             CONDITIONS TO NEUBASE’S OBLIGATION TO ISSUE AND SELL.

The obligation of NeuBase hereunder to issue and sell the Common Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for NeuBase’s sole benefit and may be waived by NeuBase at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i)             Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to NeuBase.

(ii)            The Purchase Price for the Common Shares with respect to each Buyer shall have been received by NeuBase.

(iii)           The representations and warranties made by such Buyer in this Agreement shall be true and correct as of the date hereof and on and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date); and such Buyer shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

(iv)           All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Common Shares pursuant to this Agreement shall be obtained and effective as of the Closing.

6.             CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

The obligation of each Buyer hereunder to purchase the Common Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing NeuBase with prior written notice thereof:

(i)             NeuBase shall have duly executed and delivered to such Buyer (A) each of the Transaction Documents and (B) the Common Shares (allocated in such amounts as such Buyer shall request), being purchased by such Buyer at the Closing pursuant to this Agreement.

(ii)            NeuBase shall have delivered a filed copy of the Certificate of Incorporation as in effect on the date hereof.

(iii)           NeuBase shall have delivered a certificate, executed by NeuBase’s Secretary and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by its Board of Directors, (ii) the Certificate of Incorporation and (iii) the Bylaws in effect at the Closing, in the form attached hereto as Exhibit A.

(iv)           The representations and warranties made by NeuBase in this Agreement shall be true and correct as of the date hereof and on and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date); and NeuBase shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of NeuBase, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit B.

(v)            All conditions precedent to the closing of the Merger contained in the Merger Agreement shall have been satisfied or waived, and the parties to the Merger Agreement shall have consummated the Merger on the terms and conditions set forth therein.

(vi)           NeuBase shall have delivered a customary legal opinion in substance reasonably satisfactory to such Buyer, dated the date of Closing, from Paul Hastings LLP, counsel for the Company, with respect to the Transaction Documents and the Common Shares.

(vii)          All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Common Shares pursuant to this Agreement shall be obtained and effective as of the Closing.

7.             TERMINATION. In the event that the Closing shall not have occurred with respect to a Buyer on or before July 17, 2019 due to NeuBase’s or such Buyer’s failure to satisfy the conditions set forth in Section 5 and Section 6, respectively, above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the Buyer, if such Buyer is the nonbreaching party, or NeuBase, if NeuBase is the nonbreaching party, shall have the option to terminate this Agreement with respect to such Buyer, if such Buyer is the breaching party, or with respect to NeuBase, if NeuBase is the breaching party, at the close of business on such date by delivering a written notice to that effect to each other party to this Agreement and without liability of any party to any other party.

8.             MISCELLANEOUS.

(a)             Governing Law; Jurisdiction; Jury Trial. This Agreement and any related dispute shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. Each of the parties hereto hereby (a) irrevocably submits to the personal jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) in the event that any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(b)             Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile, .pdf or any other electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com) shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile, .pdf or other electronic signature.

(c)             Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)             Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e)             Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between NeuBase, its affiliates and Persons acting on their behalf, on the one hand, and the Buyers, their affiliates and Persons acting on their behalf, on the other hand, with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither NeuBase nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by NeuBase and the holders of at least a majority of the aggregate amount of Common Shares issued hereunder, and any amendment to this Agreement made in conformity with the provisions of this Section 8(e) shall be binding on all Buyers and holders of Common Shares and NeuBase; provided, that any such amendment or waiver that complies with the foregoing but that disproportionately, materially and adversely affects the rights and obligations of any Buyer relative to the comparable rights and obligations of the other Buyers shall require the prior written consent of such adversely affected Buyer (for the avoidance of doubt, participation by any Buyer in an unrelated financing by NeuBase shall not be deemed to disproportionately affect the Buyers who do not participate in such financing). No provisions hereto may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the Buyers or holders of the applicable Common Shares then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration (other than the reimbursement of legal fees) also is offered to all of the parties to the Transaction Documents and holders of Common Shares, as the case may be.

(f)             Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement or any of the other Transaction Documents must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon delivery by electronic mail; (iii) upon delivery, when sent by electronic mail (provided, that the sending party does not receive an automated rejection notice); or (iv) one (1) Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and e-mail addresses for such communications shall be:

If to NeuBase:

NeuBase Therapeutics, Inc.

700 Technology Drive

Pittsburgh, PA 15219

Telephone:    (646) 450-1790

Attention:      Dr. Dietrich Stephan

E-mail:          dstephan@neubasetherapeutics.com

With a copy (for informational purposes only) to:

Paul Hastings LLP

1117 S. California Avenue

Palo Alto, CA 94304

Telephone:    (650) 320-1804

Facsimile:      (650) 320-1904

E-mail:           jeffhartlin@paulhastings.com

Attention:      Jeffrey T. Hartlin

If to a Buyer, to its address, facsimile number and e-mail address set forth on the Schedule of Buyers attached hereto, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers attached hereto, or to such other address and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) calendar days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s e-mail containing the time and date or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)             Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Common Shares. NeuBase shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyers (other than by merger, consolidation or to an entity which acquires NeuBase, including by way of acquiring all or substantially all of NeuBase’s assets). No Buyer may assign this Agreement or any rights or obligations hereunder without the prior written consent of NeuBase.

(h)             Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i)             Survival. Unless this Agreement is terminated under Section 7, the representations and warranties of the Buyers and NeuBase contained in Section 2 and Section 3, respectively, and the agreements and covenants set forth in Section 4 and this Section 8 shall survive the Closing. NeuBase and each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j)              Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)             No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(l)              Remedies. Each Buyer and each holder of the Common Shares shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. The parties agree that irreparable damage may occur in the event that any of the provisions of the Transaction Documents were not performed in accordance with their specific terms or were otherwise breached and that monetary damages may not be adequate compensation for any loss incurred by the Buyers or NeuBase by reason of any breach of any such provisions.

(m)            Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and NeuBase acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group, and NeuBase shall not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents and NeuBase acknowledges that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. NeuBase acknowledges and each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

(n)             Waiver of Conflicts. Each Buyer acknowledges that: (a) it has read this Agreement; (b) it has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of its own choice or has voluntarily declined to seek such counsel; and (c) it understands the terms and consequences of this Agreement and is fully aware of the legal and binding effect of this Agreement. Each Buyer understands that NeuBase has been represented in the preparation, negotiation and execution of this Agreement by Paul Hastings LLP and that Paul Hastings LLP now or may in the future represent one or more Buyers or their affiliates in matters unrelated to the transactions contemplated by this Agreement, including the representation of such Buyers or their affiliates in matters of a nature similar to those contemplated by this Agreement. NeuBase and each Buyer hereby acknowledge that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation, and hereby waives any conflict arising out of such representation solely with respect to the matters contemplated by this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, each Buyer and NeuBase have caused their respective signature pages to this Common Stock Purchase Agreement to be duly executed as of the date first written above.

NEUBASE THERAPEUTICS, INC.
By:	/s/ Dietrich A. Stephan
Name: Dietrich A. Stephan Title: Chief Executive Officer

BUYER:

Greenlight Capital Qualified, LP

By:	/s/ Barrett Brown / Daniel Roitman
Name: Barrett Brown / Daniel Roitman
Title: CFO / COO

Greenlight Capital, LP

By:	/s/ Barrett Brown / Daniel Roitman
Name: Barrett Brown / Daniel Roitman
Title: CFO / COO

Greenlight Capital Offshore Partners

By:	/s/ Barrett Brown / Daniel Roitman
Name: Barrett Brown / Daniel Roitman
Title: CFO / COO

Greenlight Capital Investors LP

By:	/s/ Barrett Brown / Daniel Roitman
Name: Barrett Brown / Daniel Roitman
Title: CFO / COO

Greenlight Capital Offshore Master Ltd

By:	/s/ Barrett Brown / Daniel Roitman
Name: Barrett Brown / Daniel Roitman
Title: CFO / COO

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)

Buyer	Address	Number of Common Shares	Purchase Price

Greenlight Capital Qualified, LP (“GCQP”)	c/o Greenlight Capital, Inc. 140 East 45th Street, 24th Floor New York, New York 10017 Attention: Chief Operating Officer	352,937	$1,147,045.25

Greenlight Capital, LP (“GCLP”)	c/o Greenlight Capital, Inc. 140 East 45th Street, 24th Floor New York, New York 10017 Attention: Chief Operating Officer	64,932	$211,029.00

Greenlight Capital Offshore Partners (“GCOP”)	c/o Greenlight Capital, Inc. 140 East 45th Street, 24th Floor New York, New York 10017 Attention: Chief Operating Officer	539,462	$1,753,251.50

Greenlight Capital Investors LP (“GCIP”)	c/o Greenlight Capital, Inc. 140 East 45th Street, 24th Floor New York, New York 10017 Attention: Chief Operating Officer	275,542	$895,511.50

Greenlight Capital Offshore Master Ltd (“GCOM”)	c/o Greenlight Capital, Inc. 140 East 45th Street, 24th Floor New York, New York 10017 Attention: Chief Operating Officer	305,589	$993,164.25
TOTAL		1,538,462	$5,000,002

EXHIBITS

Exhibit A	Form of Secretary’s Certificate
Exhibit B	Form of Officer’s Certificate
Exhibit C	Schedule of Exceptions

EXHIBIT A

Form of Secretary’s Certificate

[See attached]

 Exhibit A

EXHIBIT A

NeuBase THERAPEUTICS, INC.

SECRETARY’S CERTIFICATE

The undersigned hereby certifies that he is the duly elected, qualified and acting President, Chief Executive Officer and Secretary of NeuBase Therapeutics, Inc., a Delaware corporation (the “Company”), and that as such he is authorized to execute and deliver this certificate in the name and on behalf of the Company and in connection with the Common Stock Purchase Agreement, dated as of July 12, 2019, by and among the Company and the investors listed on the Schedule of Buyers attached thereto (as may be amended or restated from time to time, the “Purchase Agreement”), and further certifies in his official capacity, in the name and on behalf of the Company, the items set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

1.	Attached hereto as Exhibit A are true, correct and complete copy of the unanimous written consent of the Board of Directors of the Company, dated July 12, 2019. The resolutions contained in Exhibit A have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect.

2.	Attached hereto as Exhibit B is a true, correct and complete copy of the Certificate of Incorporation, together with any and all amendments thereto, and no action has been taken to further amend, modify or repeal such Certificate of Incorporation, the same being in full force and effect in the attached form as of the date hereof.

3.	Attached hereto as Exhibit C is a true, correct and complete copy of the Bylaws and any and all amendments thereto, and no action has been taken to further amend, modify or repeal such Bylaws, the same being in full force and effect in the attached form as of the date hereof.

4.	Each person listed below has been duly elected or appointed to the position(s) indicated opposite his name and is duly authorized to sign the Purchase Agreement and each of the Transaction Documents on behalf of the Company, and the signature appearing opposite such person’s name below is such person’s genuine signature.

Name	Position	Signature
Dietrich A. Stephan, Ph.D.	President, Chief Executive Officer and Secretary	_________________________

 Exhibit A

EXHIBIT A

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of this _______ day of July, 2019.

Dietrich A. Stephan, Ph.D. Secretary

I, Dietrich A. Stephan, Ph.D., Chief Executive Officer, hereby certify that Dr. Dietrich A. Stephan, Ph.D. is the duly elected, qualified and acting Secretary of the Company and that the signature set forth above is his true signature.

Dietrich A. Stephan, Ph.D. Chief Executive Officer

 Exhibit A

EXHIBIT A

Resolutions

Exhibit A to Secretary’s Certificate

(See Attached)

 Exhibit A

EXHIBIT A

Certificate of Incorporation

Exhibit B to Secretary’s Certificate

(See Attached)

 Exhibit A

EXHIBIT A

Bylaws

Exhibit C to Secretary’s Certificate

(See Attached)

 Exhibit A

EXHIBIT B

Form of Officer’s Certificate

[See attached]

 Exhibit B

EXHIBIT B

NEUBASE THERAPEUTICS, INC.

OFFICER’S CERTIFICATE

The undersigned Chief Executive Officer of NeuBase Therapeutics, Inc., a Delaware corporation (the “Company”), hereby represents, warrants and certifies to the Buyers (as defined below), pursuant to Section 6(iv) of the Purchase Agreement (as defined below), as follows:

1.	The representations and warranties of the Company set forth in Section 3 of the Common Stock Purchase Agreement, dated as of July 12, 2019 (as may be amended or restated from time to time, the “Purchase Agreement”), by and among the Company and the investors identified on the Schedule of Buyers attached to the Purchase Agreement (the “Buyers”), are true and correct in all respects as of the date when made and as of the date hereof (except for representations and warranties that speak as of a specific date, which are true and correct as of such specified date).

2.	The Company has performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents (as defined in the Purchase Agreement) to be performed, satisfied and complied with by the Company as of the date hereof.

Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Purchase Agreement.

IN WITNESS WHEREOF, the undersigned has executed this certificate this _______ day of July, 2019.

By:
Name:	Dietrich A. Stephan, Ph.D.
Title:	President, Chief Executive Officer and Secretary

 Exhibit B

EXHIBIT C

Schedule of Exceptions

[See attached]

 Exhibit C

Schedule OF EXCEPTIONS

TO

COMMON STOCK PURCHASE AGREEMENT

This Schedule of Exceptions, dated as of July 12, 2019 (this “Disclosure Schedule”), relates to the Common Stock Purchase Agreement, dated as of July 12, 2019 (the “Agreement”), by and among NeuBase Therapeutics, Inc., and each of the investors listed on the Schedule of Buyers attached to the Agreement. All capitalized terms used but not otherwise defined in this Disclosure Schedule have the meanings set forth in the Agreement, unless otherwise indicated.

For purposes of this Disclosure Schedule, the “Company” means NeuBase Therapeutics, Inc. (previously named Ohr Pharmaceutical, Inc.), a Delaware corporation with shares of common stock registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, after giving effect to the merger (the “Merger”) of Ohr Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company, with and into NeuBase Therapeutics, Inc., a privately-held Delaware corporation that became a wholly owned subsidiary of the Company pursuant to such merger (“NeuBase Subsidiary”). The Company was renamed from “Ohr Pharmaceutical, Inc.” to “NeuBase Therapeutics, Inc.” in connection with the Merger.

This Disclosure Schedule is subject to the following terms and conditions:

1.	The parties agree that any reference in a particular Section of this Disclosure Schedule shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) the representations and warranties (or covenants, as applicable) of Company that are contained in the corresponding Section of the Agreement and any other representations and warranties of such party that is contained in the Agreement to which the relevance of such item thereto is reasonably apparent on its face.

2.	Company has or may have set forth information in this Disclosure Schedule in a Section hereof that corresponds to the Section of the Agreement to which it relates. The fact that any item of information is disclosed in this Disclosure Schedule shall not be construed to mean that such information is required to be disclosed by the Agreement.

3.	The mere inclusion of an item by Company in this Disclosure Schedule as an exception to (or, as applicable, a disclosure for purposes of) a representation or warranty shall not be deemed an admission that (a) such item represents a material exception or material fact, event or circumstance or that such item has had or would reasonably be expected to have, with respect to Company, a Material Adverse Effect, or (b) such information (or any non-disclosed information of comparable or greater significance) is required to be disclosed by the terms of the Agreement or is material to the business, results of operations or financial condition of Company.

4.	The introductory language and headings to each Section of this Disclosure Schedule are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

1

5.	Any summary or description of any law, regulation, contract, agreement, plan, document or other disclosure item contained in this Disclosure Schedule, including any term or provision of the Agreement, is for convenience only and does not purport to be a complete statement of the material terms of such law, regulation, contract, agreement, plan, document or other disclosure item, and any such summary or description is qualified in its entirety by the actual language, terms and provisions of such law, regulation, contract, agreement, plan, document or other disclosure item.

2

Part 3(b)

Authorization; Enforcement; Validity

None.

3

Part 3(c)

Issuance of Common Shares

None.

4

Part 3(d)

No Conflicts

None.

5

Part 3(e)

Consents

None.

6

Part 3(l)

Absence of Certain Changes

Part 3(l)(i)

None.

Part 3(l)(ii)

1.	Pursuant to the CMU License Agreement, NeuBase Subsidiary issued an aggregate of 820,000 shares of Common Stock to Carnegie Mellon University, which shares were exchanged for Company shares of common stock pursuant to the Merger.

2.	Pursuant to the Merger, NeuBase Subsidiary became a wholly-owned subsidiary of the Company.

7

Part 3(n)

Conduct of Business; Regulatory Permits

None.

8

Part 3(p)

Transactions with Affiliates

1.	Restricted Stock Purchase Agreement, by and between NeuBase Subsidiary and Dietrich A. Stephan dated as of September 6, 2018, as amended by that certain Amendment to Restricted Stock Purchase Agreement, dated December 26, 2018.

2.	Agreement to be Bound, by and between NeuBase Subsidiary and Lipizzaner LLC, dated as of December 26, 2018, pursuant to which Lipizzaner LLC agreed to be bound to that certain Restricted Stock Purchase Agreement, by and between NeuBase Subsidiary and Dietrich Stephan, dated as of September 6, 2018.

3.	Executive Employment Agreement, by and between NeuBase Subsidiary and Dietrich Stephan, dated as of December 22, 2018, effective as of August 28, 2018.

4.	Stock Option Agreement, by and between NeuBase Subsidiary and Dietrich Stephan, dated December 31, 2018.

5.	Indemnification Agreement, by and between NeuBase Subsidiary and Dietrich Stephan, dated as of August 28, 2018.

6.	Restricted Stock Purchase Agreement, by and between NeuBase Subsidiary and Shivaji Thadke dated as of September 6, 2018, as amended by that certain Amendment to Restricted Stock Purchase Agreement, dated December 22, 2018.

7.	Indemnification Agreement, by and between NeuBase Subsidiary and Shivaji Thadke, dated as of August 28, 2018.

9

Part 3(r)

Indebtedness and Other Contracts

The CMU License Agreement.

10

Part 3(s)

Absence of Litigation

1.	On March 20, 2019, a putative class action lawsuit was filed in the United States District Court for District of Delaware asserting similar claims under Section 14(a) and Section 20(a) and naming as defendants the Company, NeuBase Subsidiary and Ohr Acquisition Corp., captioned Wheby v. Ohr Pharmaceutical, Inc., et al., Case No. 1:19-cv-00541-UNA.

11

Part 3(v)

Intellectual Property Rights

None.

12

Part 3(gg)

Disclosure Controls

The consummation of the Merger may affect the ongoing disclosure controls and internal control over financial reporting of the Company, primarily as a result of changes in the human resources of the Company.

13